UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 5, 2013

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 5, 2013 Lexmark International, Inc. (“Lexmark”) issued a press release announcing the acquisitions of AccessVia, Inc., a Washington corporation (“AccessVia”), and Twistage, Inc., a Delaware corporation (“Twistage”), by its wholly-owned subsidiary, Perceptive Software, LLC (“Perceptive”).

Perceptive completed its acquisition of AccessVia on March 1, 2013, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) by and among Perceptive, AVPS MergerSub, Inc., a Washington corporation (“AVPS”), AccessVia and a representative of the AccessVia shareholders. Pursuant to the Merger Agreement, Perceptive acquired AccessVia through the merger of AVPS with and into AccessVia, with AccessVia continuing as the surviving company in the merger. Pursuant to the Merger Agreement, Perceptive acquired all of the issued and outstanding shares of AccessVia.

Perceptive, the shareholders of Twistage and a representative of the Twistage shareholders entered into an agreement for the sale and purchase of all of the issued and outstanding shares of Twistage (the “Stock Purchase Agreement”), effective as of March 1, 2013.

Total cash consideration for the companies combined is approximately $31.5 million.

The text of the press release announcing the acquisitions of AccessVia and Twistage is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Lexmark, dated March 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

March 5, 2013

By: /s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Lexmark, dated March 5, 2013.